Exhibit 10.1


                                                          As of August 3, 1999


Medtech Diagnostics, Inc.
c/o Catalyst Financial Corp.
16 East 52nd Street
Suite 501
New York, New York 10022

Catalyst Financial Corp.
16 East 52nd Street
Suite 501
New York, New York 10022


Gentlemen:

         In accordance with recent discussions, AbTech Industries, Inc., a Delaware corporation ("AbTech"), hereby confirms its agreement with Medtech Diagnostics, Inc., a Delaware corporation ("Medtech") and Catalyst Financial Corp. (the "Placement Agent") as follows:

             1. Description of Pre-Offering Merger Activities. AbTech proposes to merge with and into Medtech, a corporation which is controlled by Steven N. Bronson, the president of Catalyst. AbTech proposes to consummate such merger (the "Merger") in the following manner:

                        (a) AbTech will reduce its outstanding indebtedness, exclusive of its accounts payable, accrued liabilities, capital leases and the note due to HGI, to not more than $300,000 by converting such indebtedness into not more than 775,000 shares of its common stock (the "Debt Conversion").

                        (b) Medtech will reverse split its outstanding common stock so that the 281,400,000 outstanding shares will be reduced to 275,612 shares if the minimum number of units are sold in the private placement described below, and to 237,512 shares if the maximum number of shares are sold in such placement, provided, however, that, if AbTech issues more than 775,000 shares of its common stock in connection with the Debt Conversion, the size of the reverse split shall be adjusted to provide each of Medtech's shareholders with the same pro rata post-Merger ownership interest in the Company that they would have held if AbTech had issued 775,000 shares of its common stock pursuant to the Debt Conversion.

                        (c) AbTech will merge into Medtech, which will change its name to


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AbTech Industries, Inc., or such other name as shall be mutually acceptable to
AbTech, Medtech and the Placement Agent (such merged entity being hereinafter referred to as, the "Company"). In connection with that Merger, each outstanding share of AbTech common stock will be exchanged for one share of the company's common stock (the "Common Stock"), provided, however, that, if AbTech issues more than 775,000 shares of its common stock in connection with the Debt Conversion, each of the investors who purchase the Units hereinbelow described will receive such number of additional shares of Common Stock as may be necessary to provide such investors with the same prop rata post-Merger ownership interest in the Company that they would have held if AbTech had issued 775,000 shares of its common stock pursuant to the Debt Conversion.

                       (d) The Merger shall be effectuated pursuant to the terms, and subject to the conditions, of a merger agreement to be negotiated by Medtech and AbTech with the assistance of their respective counsel, and drafted by AbTech's counsel (the "Merger Agreement").

                       (e) AbTech shall not be obligated to consummate the Merger unless and until the Initial Closing shall be successfully completed. AbTech and Medtech shall complete the Merger as soon after the date of completion of the Offering as is reasonably possible.

             2. Description of Private Placement Transaction. AbTech proposes to issue and sell through the Placement Agent, in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), to a limited number of investors which meet certain criteria for "Accredited Investor"status as defined in Rule 501 of Regulation D under the Securities Act, a Minimum of 25 and a maximum of 50 units (the "Units"), each Unit consisting of 15,240 shares of AbTech's Common Stock (the "Offering"). The full terms of the Offering and the securities to be sold in connection therewith shall be more fully described in the private placement memorandum which will be distributed to potential investors in the Units (the "Memorandum"). The Common Stock, Units and the Placement Agent's Warrants (as defined hereinafter) are hereinafter collectively referred to as the "Securities".

         3. Terms of the Offering. The Units will be offered on a "best efforts, 25 Units or none" basis, and thereafter on a "best efforts" basis until a maximum of 50 Units have been sold by the Placement Agent at a purchase price of $40,000 per Unit. The Company, in its sole discretion, may accept subscriptions for fractional Units. All proceeds received by AbTech from subscribers for the Units offered ("the "Subscribers") will be held in escrow by Continental Stock Transfer and Trust Company (the "Escrow Agent") and will be deposited by the Escrow Agent in a non-interest bearing escrow account (the "Escrow Account"). If at least 25 Units are subscribed on or before a date which shall be not later than 60 days after the date of commencement of the Offering (the "Expiration Date"), which date may be extended by the mutual consent of AbTech and the Placement Agent for an additional 30 days (the "Extended Expiration Date"), a closing (the "Initial Closing") will be held as soon as practicable after the subscription documents for such Units have been accepted by AbTech and the Placement


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Agent and the funds held in the Escrow Account will be paid to AbTech on the date of such Initial Closing (less the Placement Agent's applicable commission, which will be retained by the Placement Agent and less the fees and expenses of the Offering). In such event, AbTech may continue to raise additional funds by offering the balance of the unsold Units (up to 25 additional Units for a maximum of 50 Units). All such additional sales must be completed not later than the Expiration Date which date may be extended by the mutual consent of AbTech and the Placement Agent through the Extended Expiration Date. Unless 25 Units are subscribed for by the Expiration Date (unless such date is extended to the extended Expiration Date, pursuant to the mutual consent of AbTech and the Placement Agent), the Offering will terminate and all subscription proceeds will be promptly returned to the subscribers without deduction or interest.

               4. Interim Financing: Break-up Fee.

                    (a) In order to assist AbTech in meeting its obligations prior to the Merger, Medtech shall lend the sum of $150,000 to AbTech. Such loan shall (i) be unsecured; (ii) be consummated within ten business days after the date of execution of this Agreement by all parties; (iii) be used by AbTech as working capital; (iv) bear interest at the rate of 10% per annum; and (v) be canceled upon consummation of the Merger, or if the Merger is not consummated on or before March 31, 2000, such loan shall mature on said date.

                    (b) Anything contained in Section 4(a) to the contrary notwithstanding, (i) in the event that AbTech does not successfully complete the Debt Conversion on or before September 1, 1999, the unpaid principal amount of said loan, together with all accrued, but unpaid interest thereon, shall become due and payable on September 8, 1999 without further notice or action required on the part of Medtech or the Placement Agent; and (ii) in the events that AbTech successfully completes the Debt Conversion on or before September 1, 1999, but (A) refuses to execute, for any reason, the Merger Agreement after it has been executed by Medtech; and/or (B) terminates the Offering after such loan has been made and prior to the Initial Closing, the unpaid principal amount of said loan, together with all accrues, but unpaid interest thereon, and break- up fee payable to the Placement Agent in the amount of $100,000 shall thereupon become immediately due and payable without further notice or action required on the part of Medtech or the Placement Agent.

               5. Registration Rights. The Company, within a reasonable time after completion of the Offering, shall file with the Securities and Exchange Commission (the "SEC") a registration statement in appropriate form registering
(a) the Common Stock comprising the Units, pursuant to the Securities Act, in the name of, and for sale by, the investors who shall have purchased them in the Offering; and (b) the Common Stock underlying the Placement Agents's Warrants described below, pursuant to the Securities Act, in the name of, and for sale by, the Placement Agent, or its designees (the "Post- Merger Registration Statement"). Sales of such securities may be effected from time to time by the owners thereof in non-underwritten transactions (which may include block transactions) in the over-the-counter market, in negotiated transactions, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices. The holders of such securities may effect such transactions by selling their


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Common Stock directly to purchasers or to or through broker-dealers (which may include the Placement Agent) which may act as agents or principals.

         6. Appointment of the Placement Agent. On the basis of the representations, warranties, covenants and agreement of the Placement Agent contained herein and subject to the conditions contained herein, AbTech hereby appoints the Placement Agent as its agent to offer and sell the Units to Accredited Investors, on a "best efforts, 25 Units or none" basis, and thereafter, on a "best efforts" basis until a maximum of 50 Units have been sold. Prior to the Expiration Date or the Extended Expiration Date, as the case may be, AbTech shall not appoint any other agent to offer and sell the Units. The Placement Agents, on the basis of the representations, warranties, covenants and agreements of AbTech contained herein, and subject to the conditions contained herein, accepts such appointment and agrees to use its best efforts to sell the Units. It is understood that the Placement Agent has no commitment to sell the Units other to use its best efforts.

         7. Purchase, Sale and Delivery of Units. On the basis of the representations and warranties contained herein, and subject to the terms and conditions set forth herein, the parties agree that:

                    (a) Regulation D Placement. Neither the offer nor the sale of the Units will be registered with the SEC. The Units will be offered and sold in reliance upon the exemption from registration provided by Regulation D ("Reg. D") adopted under the Securities Act, and will only be sold to "Accredited Investors" as such term is defined under the Securities Act, and be offered for sale only in states in which the Units are exempt from qualification or registration for sale and the conditions for such exemption have been met; and AbTech will provide the Placement Agent for delivery to all offerees and purchasers and their representatives, if any, with any information, documents and instruments which the Placement Agent and AbTech deem necessary to comply with the rules, regulations, and judicial and administrative interpretations concerning compliance with applicable federal and state statutes and regulations.

                    (b) Subscription for Units. Subscription for Units shall occur by execution and delivery by the Subscriber of a subscription agreement (the "Subscription Agreement") in the form annexed to the Memorandum, together with such other documents and instruments as are set forth in the Memorandum and payment of the required subscription amount all in accordance with the terms of the Subscription Agreement.

                   (c) Distribution of Proceeds: Closings. The proceed of the Offering will be held in Escrow Account until such funds are released to AbTech at the Initial Closing and each subsequent closing, if any, of the Offering or returned to the Subscribers if the Offering is not completed prior to the Expiration Date or Extended Date, as the case may be. AbTech shall deliver to the Placement Agent on each closing date, on behalf of the Subscribers, the certificates evidencing the shares of AbTech's common stock comprising the Units purchased by the Subscribers thereof against payment therefor, after deducting the amounts set forth in Section 8 below.

              8. Compensation of Placement Agent. As compensation for the services to be rendered by the Placement Agent under the Agreement, if the Offering is completed, the Placement Agent shall receive: (i) a sales commission equal, in the aggregate, to 10.0% of the gross proceeds from the sale of the Units, payable by deducting the sales commission from such gross proceeds on each closing date, and (ii) a non-accountable expense allowance equal to 3.0% of the gross proceeds derived by AbTech from the sale of the units.

            On the date of the Initial Closing, AbTech shall sell to the Placement Agent, or its designees, for an aggregate price of $.001 per share, five-year warrants to purchase the number of shares of AbTech's common stock which, if the Merger was consummated on such a date, be equal to 10% of the post-Merger issued and outstanding shares of Common Stock. On each subsequent closing date, AbTech shall sell to the Placement Agent, or it's designees, for an aggregate price of $.001 per share, five-year warrants to purchase the number of shares of AbTech common stock issuable pursuant to all other similar warrants issued by AbTech to the Placement Agent hereunder, would, if the Merger was consummated on such date, be equal to 10% of the post-Merger issued and outstanding shares of Common Stock. The aggregate number of shares which shall be purchasable by the holders of all of such warrants, which are collectively referred to herein as the "Placement Agent's Warrants," shall not exceed 437,5000 shares if the minimum number of Units are sold in the Offering, and 475,6000 shares if the maximum number of Units are sold in the Offering. The Placement Agent's Warrants shall provide that, upon exercise thereof after the Merger has been completed, and payment of the exercise price payable thereunder, the holder or holders thereof shall be entitled to receive one share of the Company's Common Stock for each share of AbTech common stock that would have been issued upon exercise thereof prior to the date of completion of the Merger. The exercise price of the Placement Agent's Warrants shall be $.01 per share. The Placement Agent's Warrant shall confer to the holders thereof one demand and unlimited piggy back registration rights in accordance with such terms, and subject to such limitations, as the parties and their respective counsel shall agree upon and specify in such Placement Agent's Warrants or in a separate registration rights agreement.

         During the period beginning on the date of commencement of the Offering and continuing through the 54th day after the effective date of the Merger, AbTech hereby grants to the Placement Agent, for itself prior to the Merger, and for the Company after the Merger, the right to act as AbTech's and or/the Company's exclusive managing underwriters or placement agents, as the case may be, in any public offering(s) and/or and private placement(s) to be effectuated by or on behalf of AbTech, the Company or any subsidiary or affiliate of either of them provided that the material terms offered by the Placement Agent are no less favorable than those offered by any other underwriter, broker-dealer, or placement agent. In the event the Placement Agent elects not to exercise its right of first refusal and the terms of the proposed financing are subsequently changed, the Placement Agent shall again be granted the right of first refusal to act as the exclusive managing underwriter or placement agent, as the case may be, in any such financing as modified. Notwithstanding anything contained in this Section to the contrary, nothing hereunder shall obligate the Placement Agent to participate in any such financing. If the Placement Agent elects not to exercise its right of first refusal with respect to any proposed financing after being given the opportunity to do so as hereinabove provided, the right of first refusal shall expire as to all future financings. With respect to an initial public offering of the Company's securities, the Company shall have the right, for a fee of $50,000, to redeem such right of first refusal from the Placement Agent.

                9. Representations and Warranties of AbTech. The following representations and warranties shall be binding upon AbTech:

                     (a) Memorandum. AbTech will, by the time of commencement of the Offering, have prepared the Memorandum, which will contain information, accurate as of the date specified therein, of the kind specified by applicable statutes and regulations. The Memorandum, as of its date and at all times subsequent thereto up to and including the date of the Initial Closing, will not include any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

                     (b) Additional Information. AbTech will provide to the Placement Agent such information, documents and instruments as may be required under Reg. D for an offer made to Accredited Investors pursuant to Reg. D.

                     (c) Reg. D. Qualification. AbTech will use its best efforts to ensure that the offer and sale of the Units has satisfied, and on each closing date will have satisfied, in all material respects, all of the requirements of Reg. D.

                      (d) Finder's Fees. AbTech has not incurred any liability for any finder's fees or payments in connection with the transaction with the transaction herein contemplated, except for its obligation to pay a fee to JCM Capital Corp. ("JCM") with respect to amounts raised by Catalyst pursuant to this Agreement. AbTech agrees to indemnify the Placement Agent with respect to any claim by any third party for a finder's fee in connection with the Offering unless such third party's claim is based upon (i) a claim by JCM with respect to amounts raised by Catalyst pursuant to this Agreement; or (ii) an alleged agreement or understanding with the Placement Agent.

                      (e) Foreign Corrupt Practices Act. AbTech has not, directly or indirectly, at any time (i) made any contributions to any candidate for political office in violation of law or failed to disclose fully any such contribution, or (ii) made any payment to any state, federal or foreign governmental officer or official , or other person charged with similar public or quasi-public duties, other than payments or contributions required or allowed by applicable law. AbTech' internal accounting controls and procedures are sufficient to cause it to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

                      (f) Outstanding Shares of Common Stocks. Immediately prior to the commencement of the Offering, the total number and class of securities which AbTech shall then have issued and outstanding, shall not be more that 2,505,888 shares of its common stock, not including: (i) any shares of AbTech's common stock to be issued pursuant to the Debt Conversion; (ii) any shares of AbTech's common stock issuable upon exercise of warrants or options outstanding on the date hereof; or (iii) any other AbTech security outstanding on the date hereof which shall not be converted into AbTech's common stock pursuant to the Debt Conversion.

        10. Covenants of AbTech. The following covenants shall be binding upon AbTech prior to the Merger, and upon the Company upon completion of the Merger:

                  (a) Memorandum. AbTech will furnish the Placement Agents, during the Offering, with as many copies of the Memorandum ( and any amendments or supplements thereto) as the Placement Agent may reasonably request. If, during the Offering, any event occurs as a result of which the Memorandum, as then amended or supplemented, would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made in light of the circumstances in which they were made not misleading, or if it otherwise shall be necessary to amend or supplement the Memorandum to comply with applicable law, AbTech will forthwith notify the Placement Agent thereof, and furnish to the Placement Agent in such quantities as may be reasonably requested, an amendment, supplement or amended or supplemented Memorandum which corrects such statements or omissions or causes the Memorandum to comply with applicable law. No copies of the Memorandum, or any exhibit thereto, or any material prepared by AbTech in connection with the Offering will be given without the prior written permission of the Placement Agent, by AbTech or its counsel or by a principal or agent of AbTech to any person not a party to this Agreement, unless such person is a director or principal stockholder of, or directly employed by, AbTech, or unless required by law.

                   (b) State Securities Registration. AbTech will cause its counsel to take all necessary action and file all necessary forms and documents in order to obtain an exemption from qualification or registration of the Securities for sale under the securities laws of the states in which offers or sales will be made, such states to be mutually agreed upon between AbTech and the Placement Agent. AbTech will promptly advise the Placement Agent:

                            (i) if any securities regulator of any state shall
make a request or suggestion of or to AbTech of any amendment to the Memorandum or for any additional information, including the nature and substance thereof, and

                            (ii) of the issuance of a stop order suspending the
sale of the Units in any state, including the initiation or threatening of any proceeding for such purpose, and AbTech will use its reasonable best efforts to prevent the issuance of such a stop order, or if such an order shall be issued, to obtain the withdrawal thereof at the earliest reasonably practicable date.

                    AbTech will provide the Placement Agent with any additional information, documents and instruments which the Placement Agent's counsel shall determine to be necessary to comply with the rules, regulations and judicial and administrative interpretations in those states and jurisdictions where the Units are to be offered for sale or sold for delivery for all offerees and purchasers. AbTech will file all post-offering forms, documents or materials and take all other actions required by states in which the Units have been offered or sold. The Placement Agent will not make offers or sales of the Units in any jurisdiction in which the Units are not exempt from qualification or registration.

                  (c) Use of Proceeds. AbTech intends to apply the net proceeds from this Offering in the manner set forth in the Memorandum.

                  (d) Reg. D Compliance. AbTech will use its reasonable best efforts to determine whether a Subscriber is an "Accredited Investor", and AbTech will comply in all respects with the terms and conditions of Reg. D and applicable state securities laws with respect to the offering and the sale of the Units to qualified investors.

                  (e) Repayment of Indebtedness. Prior to the date of the final closing of the Offering, AbTech shall not repay (or agree to repay) any indebtedness to any of its stockholders (or incur any indebtedness to any of its stockholders) other than salaries or other compensation paid in the ordinary course of business or repayments of indebtedness consistent with past practices, unless the terms thereof are approved in advance by the Placement Agent.

                  (f) Reservation of Shares. AbTech will reserve sufficient shares of its common stock for issuance in connection with the offering and sale of the Units.

                  (g) Board of Directors. During the period of five years after the effective date of the Merger, the Placement Agent shall have the right to designate a representative to observe meetings of the Company's Board of Directors or require the Company to use its best efforts to elect the Placement Agent's nominee to the Company's Board of Directors.

                  (h) Restrictions on Sale. During the period commencing on the date of commencement of the Offering and continuing until the first anniversary of the effective date of the Merger, neither AbTech, prior to the Merger, nor the Company, subsequent to the Merger, will register any shares of their common stock for their respective directors, officers and/or principal stockholders without the prior written consent of the Placement Agent. Moreover, the management of AbTech will (i) cause each of AbTech's directors and officers;
(ii) use its best efforts to cause each of AbTech's stockholders holding 5,000 or fewer shares of any class of AbTech's capital stock; and (iii) cause each of AbTech's stockholders holding more than 5,000 shares of any class of AbTech's capital stock (except Warren Bauer), to agree in writing that, during the one year period commencing on the effective date of the Post-Merger Registration Statement, none of them shall publicly sell any shares of AbTech's capital stock or the Common Stock of the Company to be issued to them in exchange therefor upon completion of the Merger.

         11. Representations, Warranties and Covenants of the Placement Agent. The Placement Agent represents, warrants and covenants to AbTech that:

                      (a) Duly Registered. The placement Agent is duly registered, pursuant to the applicable provisions of the Exchange Act, as a broker-dealer, is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"), and is duly registered as a broker-dealer in such states as the Placement Agent is required to be registered in order to complete the Offering contemplated by this Agreement and the Memorandum. In connection with the offering, the Placement Agent shall have the right at no additional compensation or cost to AbTech to select co-placement agents and to form a syndicate of selected dealers who will assist it in the Offering. Any firm with which the Placement Agent associates will be (i) a fully registered broker-dealer and a member of the NASD, or (ii) a foreign broker-dealer and/or a member of a national stock exchange of its country of origin who is lawfully registered or licensed to act in such jurisdiction.

                      (b) No General Solicitation or Advertising. The Placement Agent has not and will not offer or sell the Units by means of general solicitation or general advertising.

                      (c) Furnish Memoranda. A reasonable time prior to the date of the Initial Closing and each closing subsequent thereto, the Placement Agent will furnish to each offeree of the Units a copy of the Memorandum, each supplement or amendment thereto, a Subscription Agreement and a Confidential Subscriber Questionnaire (the "Subscription Documents"). Notwithstanding the foregoing, the delivery of the Memorandum shall not constitute an offer to sell the Units to any person. Such sale may be made only upon acceptance by the Company of a Subscriber's subscription, after a determination that the Subscriber satisfies all the applicable requirements. The Placement Agent will not provide any other written information to potential investors in the Units which has not been approved in advance by AbTech and its counsel.

                      (d) Reg. D Compliance. The Placement will use its reasonable best efforts to determine whether a Subscriber is an Accredited Investor. The Placement Agent is not disqualified from participation in the Offering by reason of Rules 262(b) and (c) of Regulation A and Reg D. The Placement Agent will not conduct the Offering contrary to any of the provisions of Reg. D or corresponding state statutes or regulations.

                      (e) Blue Sky Compliance. The Placement Agent will solicit purchasers of the Units only in those jurisdictions where such solicitation could and can be made in and in which it is so qualified to act and will conduct the Offering in such jurisdictions in full compliance with all applicable state statutes and regulations.

                      (f) Finder's Fees. The Placement Agent has not incurred any liability for any finder's fees or payments in connection with the transactions herein contemplated, except as specifically provided in this Agreement. The Placement Agent agrees to indemnify AbTech and the Company with respect to any claim by any third party for a finder's fee in connection with the Offering unless such claim is based upon an alleged agreement or understanding with the Company.

                      (g) Subscription Documents. The Placement Agent will furnish to AbTech copies of all subscription documents completed by the Subscribers as well as copies of any and all correspondence between the Placement Agent and the Subscribers.

         12. Conditions to Obligations.

                      (a) Conditions to Placement Agent's Obligations. The obligations of the Placement Agent hereunder will be subject to the following conditions:

                                 (i) Exemption. (A) The Offering contemplated by
this Agreement will be exempt from qualification or registration under the securities laws of the several states pursuant to Section 10(b) above not later than the date of the Initial Closing, and (B) at the Initial Closing and each subsequent closing, no stop order suspending the sale of the Units shall have been issued, and no proceeding for that purpose shall have been initiated or threatened;

                                (ii) No Material Misstatements, Satisfactory
Memorandum. (A) The Memorandum, or any amendment or supplement thereto, shall not contain an untrue statement of a fact which is material, or omit to state a fact, which is material and is required to be stated therein, or is necessary to make the statements therein not misleading, and (B) the Memorandum shall be reasonably satisfactory in form and in substance to the Placement Agent and its legal and accounting advisors;

                               (iii) Compliance with Agreements. AbTech will
have complied with all agreements and satisfied all conditions on its part to be performed or satisfied in all material respects hereunder at or prior to the date of the Initial Closing and on the date of each subsequent Closing;

                                (iv) Corporate Action. AbTech will have taken
all necessary corporate action in connection with the performance by the Company of its obligations hereunder and thereunder, if applicable, and the consummation of the Offering;

                                 (v) Opinion of Counsel. On the Date of the
Initial Closing and each subsequent closing date, the Placement Agent will have received from AbTech's counsel, Squire, Sanders and Dempsey, LLP ("AbTech's Counsel"), a signed opinion in a form to be mutually agreed upon among AbTech, the Placement Agent and their respective counsels. In rendering its opinion, AbTech's Counsel may rely upon (1) opinions of counsel reasonably acceptable to Placement Agent's counsel with respect to matters relating to the laws of any jurisdiction other than Delaware and federal law or matters in which AbTech's Counsel was not significantly involved, (2) the certificated of government officials and officers of AbTech as to matters of fact, (3) the genuineness of all signatures, and (4) the authenticity of the books and records of AbTech and such other qualifications and conditions consistent with AbTech Counsel's opinion practices.

                                (vi) Representations and Warranties. The
representations and warranties of AbTech will be, as of the date of the Initial Closing, and each subsequent closing date, accurate in all material respects.

                               (vii) Certificate of President. On the Date of
the Initial Closing and each subsequent closing date, AbTech will have delivered a certificate of its President confirming the satisfaction of the conditions set forth in this Section 12(a).

                         (b) Conditions to AbTech's Obligations. The obligations
of AbTech hereunder will be subject to the following conditions:

                                 (i) Absence of Certain Events. No stop order or
other judicial or administrative action suspending the sale of the Units will have been issued, and no proceeding for that purpose will have been initiated or threatened.

                                (ii) No Material Misstatements. The Memorandum,
or any amendment or supplement thereto, shall not contain an untrue statement of a fact which is material, or omit to state a fact which is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

                               (iii) Compliance with Agreements. The Placement
Agent will have complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder in all material respects at or prior to the date of the date of the Initial Closing and each subsequent closing date.

                                (iv) Corporate Action. The placement Agent will
have taken all necessary corporate action, including, without limitation, obtaining the approval of the Placement Agent's board of directors for the execution and delivery of this Agreement and the performance by the Placement Agent of its obligations hereunder and the consummation of the Offering.

                                 (v) Registration. The Placement Agent will
continue to be duly registered as a member in good standing of the NASD and as a broker-dealer in states required for the Offering.

                                (vi) Representations and Warranties. The
representations and warranties of the Placement Agent will be, as of the date of the Initial Closing and each subsequent closing date, accurate in all material respects.

                               (vii) Certificate. On the date of the Initial
Closing and each subsequent closing date, the Placement Agent will have delivered a certificate of its President or Vice President confirming the satisfaction of the conditions set forth in this Section 12 (b).

              13. Expenses of Sale.

                         (a) AbTech will pay all of its expenses in addition to
those provided in Section 8 herein, incident to the proposed sale and delivery of Units, whether or not the Offering is consummated, including, without limitation, (i) the fees, disbursements and expenses of its counsel and accountants, (ii) all fees and expenses of obtaining exemptions from registration or qualification of the Units under applicable state securities laws, and (iii) all other expenses relating to the offering of the Units. The Memorandum and the exhibits thereto shall be prepared by AbTech's Counsel, whose costs and expenses shall be paid for by AbTech at the time such services are rendered.

                         (b) If the Offering is not completed because (i) of any
reason solely within the control of AbTech, its management, or its stockholders,
(ii) AbTech unilaterally withdraws the Offering from the Placement Agent for any reason other than unreasonable delays by the Placement Agent, or (iii) of any material discrepancy in any representation made to the Placement Agent of the failure of AbTech to meet any of its material obligations under this Agreement, then AbTech will be obligated to reimburse the Placement Agent for its reasonable direct out-of-pocket costs, expenses and legal fees incurred in connection with the Offering. Otherwise, AbTech will not be obligated to reimburse the Placement Agent for the Placement Agent's costs and expenses incurred in connection herewith.

             14. Indemnification and Contribution.

                         (a) Indemnification by AbTech. AbTech agrees to
indemnify and hold harmless the Placement Agent and each person, if any, who controls the Placement Agent within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which the Placement Agent or such controlling person may become subject, under the Securities Act or otherwise, to the extent and only to the extent such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Memorandum, or (B) in any document executed by AbTech filed in any state or other jurisdiction in order to obtain an exemption from registration or qualification of any or all of the Units under the securities laws thereof (any such document being hereinafter called a "Blue Sky Application"), or (ii) the omission or alleged omission to state in the Memorandum or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein, under the circumstances in which they were made, not misleading, and will reimburse the Placement Agent and each such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that AbTech will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to AbTech by the Placement Agent or Blue Sky counsel specifically for use in the preparation of the Memorandum or any such Blue Sky Application.

                         (b) Indemnification by the Placement Agent. The
Placement Agent agrees to indemnify and hold harmless AbTech, its directors and officers and each person, if any, who controls AbTech within the meaning of the Securities Act and the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which AbTech or such controlling person may become subject, under the Securities Act or otherwise to the extent such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement of a material fact contained (A) in the Memorandum, or (B) in any Blue Sky Application, or (ii) the omission or alleged omission to state in the Memorandum or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein, under the circumstances in which they were made, not misleading in each case to the extent but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to AbTech by the Placement Agent or Blue Sky counsel specifically for use in the preparation of the Memorandum or any such Blue Sky Application.

                         (c) Procedure. Within five (5) business days (unless
shorter period is required) of receipt by an indemnified party under this
Section 14 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 14, notify in writing the indemnifying party of the commencement thereof; and the omission so to notify the indemnifying party will relieve it from any liability under this Section 14 as to the particular item for which indemnification is then being sought, but not from any other liability which it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to assume the defense thereof, with counsel who shall be to the reasonable satisfaction of such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under Section 14 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.

                         (d) Contribution. If the indemnification provided for
in this Section 14 is unavailable to any indemnified party with respect to any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, will contribute to the amount paid or payable by such indemnified party, as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by AbTech on the one hand, and the Placement Agent on the other hand, from the offering of the Units, or (ii) if the allocation provided by clause (i)above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to as in clause (i) above but also the relative fault of AbTech on the one hand, and on the Placement Agent on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative benefits received by AbTech on the one hand, and the placement Agent on the other hand, shall be deemed to be in the same proportion as the total proceeds from the Offering (net 0f sales commissions and non-accountable expense allowance, but before deducting expenses) received by the Placement Agent. The relative fault of AbTech on the one hand, and the Placement on the other hand, will be determined with reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by AbTech or the Placement Agent, and the relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission by the party responsible for such untrue statement or omission. The amount payable by a party as a result of the losses, claims, damages, liabilities or expenses referred to above will be deemed to include , subject to limitations set forth in Section 14
(e) below, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

                         (e) Equitable Considerations. AbTech and the Placement
Agent agree that it would not be just and equitable if contribution pursuant to this Section 14 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. No person committing fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) shall be entitled to contribution of indemnification from any person not committing such fraudulent misrepresentation.

          15. Representations and Agreements to Survive Delivery. Except as otherwise provided in this Agreement, all representations, warranties and agreements of AbTech and of the Placement Agent herein will survive the delivery and execution hereof, and shall remain operative and in full force and effect through the date of the final closing hereunder regardless of any investigation made by or on behalf of the Placement Agent or any other person who controls AbTech within the meaning of the Securities Act, and will survive delivery of the securities constituting the Unite hereunder and any termination of this Agreement. The provisions of Section 14 hereof shall remain in full force and effect with respect to any action or proceeding covered thereby until the indemnifying party shall have satisfied its obligations to the indemnified party thereunder. Notwithstanding anything contained herein to the contrary, the Placement Agent will promptly notify AbTech if it becomes aware of any facts that could be deemed to be a breach of any representation or warranty of AbTech.

          16. Termination.

                         (a) Either the Placement Agent or AbTech will have the
right to terminate this Agreement by giving written notice as herein specified, at any time, at or prior to the date of the Initial Closing:

                                (i) If the other shall have failed, refused, or
been unable, at or prior to the Offering Expiration Date, to perform any of its respective obligations hereunder; or

                               (ii) If there has occurred an event materially or
adversely affecting the value of the Units or any of the Securities.

                         (b) If either the Placement Agent or AbTech elects, to
terminate this Agreement pursuant to Subsections (i) or (ii) hereof, notice will be provided to the non-terminating party promptly by telephone, and such notification will be confirmed by written notice as provided for in Section 17 below.

          17. Notices. Any notice hereunder shall be in writing and shall be effective when delivered by telecopier or guaranteed overnight delivery, or mailed by certified or registered mail, postage prepaid, return receipt requested, to the appropriate party or parties, at the following addresses: if to the Placement Agent, to Catalyst Financial Corp., 16 East 52nd Street, New York, New York 10022, Attention: Mr. Steven N. Bronson; if to AbTech prior to the Merger, to 4110 N. Scottsdale Road, Suite 235, Scotsdale Arizona 85251,
Attention: Glenn R. Rink, President, and if to the Company, c/o Catalyst Financial Corp., 16 East 52nd Street, New York, New York 10022, Attention: Mr. Steven N. Bronson, prior to the Merger, and after the Merger at 4110 N. Scottsdale Road, Suite 235, Scottsdale, Arizona 85251,
Attention: Glenn R. Rink, President.

         18. Parties. This Agreement will be binding upon the Placement Agent and AbTech prior to the Merger, and upon the Placement Agent and the AbTech prior to the Merger, and upon the Placement Agent and the Company after the Merger, and their respective successors and assigns. This Agreement is intended to be, and is for the sole and exclusive benefit of the parties hereto, and their respective successors and assigns, and for the benefit of no other person, and no other person will have any legal or equitable right, remedy or claim under, or in respect of this Agreement and the parties hereto may not assign any of their rights or obligations hereunder. No purchaser of any of the Units will be construed to be a successor or assign merely by reason of such purchase.

         19. Amendment and/or Modification. Neither this Agreement, nor any term or provision hereof, may be changed, waived, discharged, amended, modified or terminated orally, or in any manner other than by an instrument in writing signed by each of the parties hereto.

         20. Further Assurances. Each party to this Agreement will perform any and all acts and execute any and all documents as may be necessary and proper under the circumstances in order to accomplish the intents and purposes of this Agreement and to carry out its provisions.

         21. Validity. In case any term of this Agreement will be held invalid, illegal or unenforceable, in whole or in part, the validity of any of the other terms of this Agreement will not in any way be affected thereby.

         22. Non-Waiver. The failure of any party hereto to insist upon strict performance of any of the covenants and agreements herein contained, or to exercise any option or right herein conferred in any one or more instances, will not be construed to be a waiver or relinquishment of any such option or right, or of any other covenants or agreements, and the same will be and remain in full force and effect.

         23. Entire Agreement. This Agreement contains the entire agreement and understanding of the parties with respect to the entire subject matter hereof, and there are no representations, inducements, promises or agreements, oral or otherwise, not embodied herein. Any and all prior discussions, negotiations, commitments and understanding relating thereto are superseded hereby. There are no conditions precedent to the effectiveness of this Agreement other than as stated herein, and there are no related collateral agreements existing between the parties that are not referred to herein.

         24. Counterparts. This Agreement may be executed in counterparts and each of such counterparts will for all purposes be deemed to be an original, and such counterparts will together constitute one and the same instrument.

          [the balance of this page has been left blank intentionally]

         25. Law. This Agreement will be deemed to have been made and delivered in New York, New York, and will be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of State of New York, without application of the principals of conflicts of law.

         If the foregoing correctly sets forth our understanding, please indicate in the space provided below for that purpose, whereupon this letter will constitute a binding agreement between us.

                                          ABTECH INDUSTRIES, INC.

                                          By: /S/ Glenn R. Rink
                                             --------------------------------
                                              Glenn R. Rink, President

     CONFIRMED and ACCEPTED this 3rd day of August, 1999 by the undersigned

                                          MEDTECH DIAGNOSTICS, INC.

                                          By: /S/ Steven N. Bronson
                                             --------------------------------
                                             Steven N. Bronson, President

                                             CATALYST FINANCIAL CORP.

                                          By: /S/ Steven N. Bronson
                                             --------------------------------
                                             Steven N. Bronson, President